UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC
8.50% Senior Notes due 2026	IMBIL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in the Size of the Board of Directors

On September 15, 2022, at a meeting of the board of directors (the "Board") of iMedia Brands, Inc. ("we," "us," "our," or the "Company"), the Board voted to expand the number of members on the Board to nine.

Election of Richard E. French Jr. to the Board

On September 15, 2022, the Board elected Richard E. French Jr. to the board for a term expiring at our 2023 annual meeting of shareholders. Mr. French, age 81, has served as the president and chief executive officer of RNN Media Group since 1997. Prior to starting RNN Media Group Mr. French was the chief executive officer of SGI Graphics, a design and printing firm that produced annual and quarterly reports for Fortune 100 clients.

On April 7, 2021, the Company entered into a network affiliation agreement (“Affiliate Agreement”) for an initial term of three years with a two year auto-renewal with WRNN-TV Associates Limited Partnership ("WRNN"), a member of the RNN Media Group and affiliate of Mr. French. The Affiliate Agreement provides for the Company to broadcast their 24/7 shopping programming on the WRNN primary broadcast signal on certain major market stations from WRNN. The Affiliate Agreement requires payments for the broadcast rights over the course of the term from the Company to WRNN, to be payable on a monthly basis. Additionally, if certain conditions are met in a given year, an additional annual performance fee may be owed to WRNN.

On May 11, 2022, WRNN acquired 505,563 pre-funded warrants of the Company exercisable at $0.0001 per share at the offering price of $3.0699 per pre-funded warrant and warrants lasting five years to purchase 1,628,665 shares of the Company's common stock, exercisable at $2.94 per share in a registered direct offering conducted by the Company. More information regarding the offering can be found in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 13, 2022.

Mr. French will receive our standard compensation for non-employee directors, with the cash compensation prorated to his appointment date, as described in our proxy statement for the 2022 annual meeting of shareholders, which was filed with the SEC on May 18, 2022. Each non-employee director receives $65,000 in a cash retainer annually for service on our Board. In addition, our non-employee directors receive a restricted stock unit award equal to $65,000 divided by the closing price on the date of grant that vest immediately prior to the next annual meeting of shareholders. These amounts will be prorated for the partial year, resulting in an award of 50,108 restricted stock units. Additionally, the restricted stock units are subject to the terms and conditions set forth in the form of restricted stock unit award agreement approved for grants under the plan, which was previously filed with the SEC.

Item 7.01	Regulation FD Disclosure

On September 21, 2022, we issued a press release in connection with Mr. French’s appointment to the Board. Attached hereto as Exhibit 99.1 and incorporated herein by reference, is a copy of the press release. In accordance with General Instruction B.2 of Form 8-K, the information in this report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September 21, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2022	iMedia Brands, Inc.

	By:	/s/ Thomas Zielecki
Thomas Zielecki
Chief Financial Officer